Exhibit 99.1

INVESTOR CONTACT:	Dennis Halpin	MEDIA CONTACT: Jim Kosowski
	304-234-2421	304-234-2440
RELEASE DATE: August 21, 2006
WHEELING-PITTSBURGH CORPORATION RESPONDS TO USW’S
COMMENTS REGARDING THE COMPANY’S PROPOSED STRATEGIC
ARRANGEMENT WITH COMPANHIA SIDERURGICA NACIONAL
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WHEELING, WV, August 21, 2006 – Wheeling-Pittsburgh Corporation (NASDAQ: WPSC) today announced that it has delivered to the United Steelworkers a response expressing the Company’s extreme disappointment with the positions taken by the USW in the letter dated August 14, 2006, from David McCall, director of United Steelworkers District 1. Wheeling-Pittsburgh’s response, delivered to the USW on August 21, 2006, strongly encouraged the USW leadership to evaluate the Companhia Siderurgica Nacional (CSN) proposal with an open mind, including the proposal’s strategic and operational advantages and its long term positive impact on the Company, its stockholders and employees.
“While our letter clearly identifies areas in which we disagree with the United Steelworkers regarding its interpretation of our labor agreement, as well as the benefits of the nonbinding proposal from CSN, Wheeling-Pittsburgh Steel remains committed to full and open communications between the Company and the USW,” said James G. Bradley, Chairman and Chief Executive Officer.
Bradley added “To that effect, we have arranged an early meeting with CSN representatives, Dave McCall and the Union presidents to facilitate further discussion of the CSN proposal and to answer questions.”
The letter also asserted Wheeling-Pittsburgh Steel’s belief that it has complied scrupulously with the Union’s collective bargaining agreement, rejected the Union’s claim that it has additional time in which to assert its right to bid and welcomed an expedited arbitration hearing to promptly resolve all grievances.
“In our July 7, 2006 letter, we provided prompt notice of CSN’s proposed transaction and expressly stated that the current Board of Directors of Wheeling-Pittsburgh would not act to approve a transaction with CSN until definitive transaction documents had been negotiated and the right to bid period has expired. As you well know, the Board of Directors of the Company has not approved a merger agreement, long term slab supply agreement, exchangeable loans or any other definitive transactional documents with CSN,” said James G. Bradley in the letter. He added that “the Union’s right to bid has not been prejudiced.”

Although Wheeling-Pittsburgh has not conceded the right to bid provisions apply, its letter also stated that the Company provided information about the proposed CSN transaction to the USW “in the spirit of openness and fairness to all constituents” and hopes to continue to work cooperatively with the USW to build a stronger company.
Bradley further observed that even if the right to bid provisions were found to be applicable by an arbitrator, the Company believes that the Union has no compelling basis to demand more time to organize a competing bid in light of the fact that the Union has endorsed the Esmark proposal and has worked closely with Esmark for a number of months to develop an acquisition proposal for submission to the Company’s Board of Directors.
In the letter, Jim Bradley reiterated the merits of the proposed CSN transaction and noted Esmark’s proposal lacked a strategic vision and committed resources to strengthen the Company as a steel producer. “Simply put, CSN is a world class steel producer which is prepared to partner with the Company to create a strong, well-capitalized steel producer with a more flexible cost structure, broader value-added product offering and significant incremental earnings potential. On the other hand, Esmark is a steel distributor with a limited track record and little depth in steel production, which has made a proposal that offers no clear commercial benefit to the Company,” noted Bradley in the letter.
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Wheeling-Pittsburgh Corporation, together with the other participants as indicated below, intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and accompanying proxy card to be used to solicit votes for the election of its slate of director nominees at the 2006 annual meeting of stockholders of Wheeling-Pittsburgh Corporation and for the approval of the Company’s proposed strategic alliance with CSN. The Company urges its shareholders to read the proxy statement in its entirety when it becomes available because it will contain important information, including information on the participants and their interests in Wheeling-Pittsburgh Corporation. When filed, the proxy statement will be available at no charge at the SEC’s website at http://www.sec.gov. The participants in this proxy solicitation are anticipated to be Wheeling-Pittsburgh Corporation and the director nominees included in the proxy statement to be filed with the SEC. Additional information regarding potential participants in the proxy solicitation and their respective interests may be obtained by reading the proxy statement regarding the proposed strategic alliance if and when it becomes available.
Forward-Looking Statements Cautionary Language
The information contained in this news release and the investor presentation, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. In particular, statements containing estimates or projections of future operating or financial performance are not historical facts, and only represent a belief based on various assumptions, all of which are inherently uncertain. Forward-looking statements reflect the current views of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, factors relating to (1) the risk that the businesses of CSN Holdings and Wheeling-Pittsburgh will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) the ability of CSN, CSN Holdings and Wheeling-Pittsburgh to realize the expected benefits from the proposed strategic alliance, including expected operating efficiencies, synergies, cost savings and increased productivity, and the timing of realization of any such expected benefits; (3) lower than expected operating results for Wheeling-Pittsburgh for the remainder of 2006 or for the strategic alliance; (4) the risk of unexpected consequences resulting from the strategic alliance; (5) the risk of labor disputes, including as a result of the proposed strategic alliance or the failure to reach a satisfactory collective bargaining with the production employees; (6) the ability of the strategic alliance to operate successfully within a highly cyclical industry; (7) the extent and timing of the entry of additional competition in the markets in which the strategic alliance will operate; (8) the risk of decreasing prices for the strategic alliance’s products; (9) the risk of significant supply shortages and increases in the cost of raw materials, especially carbon slab supply, and the impact of rising natural gas prices; (10) rising worldwide transportation costs due to historically high and volatile oil prices; (11) the ability of the strategic alliance to complete, and the cost and timing of, capital improvement projects, including upgrade and expansion of Wheeling-Pittsburgh’s hot strip mill and construction of an additional galvanizing line; (12) increased competition from substitute materials, such as aluminum; (13) changes in environmental and other laws and regulations to which the strategic alliance are subject; (14) adverse changes in interest rates and other financial market conditions; (15) failure of the convertible financing proposed to be provided by CSN to be converted to equity; (16) changes in United States trade policy and governmental actions with respect to imports, particularly with respect to restrictions or tariffs on the importation of carbons slabs; and (17) political, legal and economic conditions and developments in the United States and in foreign countries in which the strategic alliance will operate. There is no guarantee that the expected events, trends or results will actually occur. The statements are based on many assumptions and factors, and any changes in such assumptions or factors could cause actual results to differ materially from current expectations. CSN, CSN Holdings and Wheeling-Pittsburgh assume no duty to update forward-looking statements. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained in CS N’s and Wheeling-Pittsburgh’s filings with the SEC.
About Wheeling-Pittsburgh
Wheeling-Pittsburgh was organized as a Delaware corporation on June 27, 1920 under the name Wheeling Steel Corporation. Its headquarters is located in Wheeling, WV, with major production facilities in the Upper Ohio and Monongahela valleys. Wheeling-Pittsburgh is a holding company that, together with its several subsidiaries and joint ventures, produces steel and steel products using both integrated and electric arc furnace technology. The Company has slab making production capacity of 2.8 million short tons and hot rolling capacity of 3.4 million short tons. Approximately 65 percent of its sales are comprised of high value-added products.
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